SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ENDOCARE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

                  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement no.:

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PROXY STATEMENT
GENERAL
Voting
Proxies
Solicitation
PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
General
Directors and Nominees
Board Meetings and Committees
Director Compensation
Recommendation of the Board of Directors
PROPOSAL NO. 2 AMENDMENT TO STOCK PLAN
Reasons for the Amendments
Summary of the 1995 Stock Plan, as Amended
Stock Awards
Federal Income Tax Consequences
Accounting Treatment
Stockholder Approval
Recommendation of the Board of Directors
PROPOSAL NO. 3
Audit Fees
Financial Information System Design and Implementation Fees
All Other Fees
Recommendation of the Board of Directors
PROPOSAL NO. 4 OTHER MATTERS
PRINCIPAL STOCKHOLDERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Cash and Certain Other Compensation
Summary 2001 Compensation Table
Stock Option Grants
Option Grants in Last Fiscal Year
Aggregate Option Exercises in 2001 and Option Values at December 31, 2001
Aggregated Option Exercises and Fiscal Year-end Values
Employment Contracts, Severance Agreements and Change of Control Arrangements
Compensation Committee Interlocks and Insider Participation
Report of the Compensation Committee of the Board of Directors
Board Audit Committee Report on Independent Auditors
Stock Performance Graph
RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
ANNUAL REPORT
FORM 10-K
APPENDIX A
I. Purpose
II. Composition
III. Meetings
IV. Responsibilities and Duties
Documents/Reports Review
Independent Accountants
Financial Reporting Processes
Process Improvement
Ethical and Legal Compliance
APPENDIX B

ENDOCARE, INC.

201 Technology Drive
Irvine, California 92618

May 6, 2002

Dear Stockholder of Endocare, Inc.:

      You are cordially invited to attend the Annual Meeting of Stockholders of Endocare, Inc. to be held on Tuesday, June 11, 2002 at 9:00 a.m. Pacific Daylight Savings Time at the Company’s executive offices located at 201 Technology Drive, Irvine, California.

      We have provided details of the business to be conducted at the Annual Meeting in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

      In order for us to have an efficient meeting, please sign, date and return the enclosed Proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your Proxy vote, you may do so automatically by voting in person at the Annual Meeting.

      We look forward to seeing you at the Annual Meeting.

Sincerely,

Paul W. Mikus
President and Chief Executive Officer

Irvine, California

YOUR VOTE IS IMPORTANT

      In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed Proxy as promptly as possible and return it in the enclosed envelope. You do not need to add postage if mailed in the United States. Voting instructions are included with your Proxy card.

ENDOCARE, INC.

201 Technology Drive
Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 11, 2002

Dear Stockholder of Endocare, Inc.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Endocare, Inc., a Delaware corporation (the “Company”), will be held at the Company’s executive offices located at 201 Technology Drive, Irvine, California on Tuesday, June 11, 2002 at 9:00 a.m. Pacific Daylight Savings Time, for the following purposes:

1. To elect five (5) directors to the Board of Directors of the Company to serve during the ensuing year or until their successors are duly elected and qualified;

2. To approve an amendment to the Company’s 1995 Stock Plan (the “Plan”) to modify the automatic share increase feature under the Plan by increasing the maximum yearly increase cap from 500,000 shares to 1,000,000 shares, beginning with the 2003 calendar year;

3. To ratify the selection of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and

4. To transact any other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 15, 2002 will be entitled to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

      All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, please sign, date and return the enclosed Proxy card in the reply envelope provided. Voting instructions are included with your Proxy card. Should you receive more than one Proxy because your shares are registered in different names and addresses, each Proxy should be signed, dated and returned to assure that all your shares will be voted. You may revoke your Proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your Proxy will assist us in preparing for the Annual Meeting.

By Order of the Board of Directors

John V. Cracchiolo
Chief Operating Officer, Chief
Financial Officer and Secretary

Irvine, California

May 6, 2002

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

ENDOCARE, INC.

201 Technology Drive
Irvine, California 92618

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2002

GENERAL

      The enclosed Proxy is solicited on behalf of the Board of Directors of Endocare, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on June 11, 2002 (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. Pacific Daylight Savings Time at the Company’s executive offices, which are located at 201 Technology Drive, Irvine, California. This Proxy Statement and accompanying Proxy were first mailed to stockholders on or about May 6, 2002, to all stockholders entitled to vote at the Annual Meeting.

Voting

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders and are described in more detail in this Proxy Statement. On April 15, 2002, the record date for determining which stockholders are entitled to vote at the Annual Meeting, there were approximately 23,885,216 issued and outstanding shares of the Company’s common stock, par value $.001 (the “Common Stock”). Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 15, 2002. The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that a majority of the shares entitled to vote, represented in person or by Proxy, will constitute a quorum for transaction of business at the Annual Meeting.

      All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. With regard to the election of directors, votes may be cast in favor of, or withheld from, each nominee. The directors, however, will be elected by plurality vote, and votes that are withheld will be excluded entirely from the vote and will have no effect. Stockholders may not cumulate votes in the election of directors. All other matters to be acted upon by the stockholders at the Annual Meeting will require the approval of the holders of a majority of the outstanding Common Stock present in person or represented by Proxy and entitled to vote at the Annual Meeting. With respect to such matters, abstentions will have the effect of negative votes, and broker non-votes will not be counted for purposes of determining whether any of those proposals have been approved.

Proxies

      The Board of Directors has selected Paul W. Mikus and John V. Cracchiolo, and each of them, to serve as Proxyholders for the Annual Meeting. If a stockholder properly signs and returns the enclosed form of Proxy, the Proxyholders will vote the shares represented by such Proxy at the Annual Meeting in accordance with the instructions the stockholder writes on the Proxy. If the Proxy does not specify how the shares are to be voted, the Proxy will be voted FOR the election of the directors nominated by the Board unless the authority to vote for the election of such director is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposals 2 and 3 described in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement. In addition, the shares represented by the Proxy will be voted in accordance with the discretion of the Proxyholders on all other matters that properly come before the Annual Meeting.

      You may revoke or change your Proxy at any time before the Annual Meeting by mailing the Secretary of the Company at the Company’s executive offices located at 201 Technology Drive, Irvine, California 92618, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

      We do not know of other matters to be presented for consideration at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board or Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

Solicitation

      The Company will bear the entire cost of soliciting Proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of Proxies by mail may be supplemented by solicitation by telephone or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to directors, officers or employees of the Company for any such services. To assist in the solicitation process, the Company has contracted with Georgeson Shareholder to solicit Proxies on the Board of Director’s behalf, including soliciting Proxies from brokerage firms, banks, nominees, custodians and fiduciaries. The fees for these services will total approximately $6,500. The Company has also contracted with U.S. Stock Transfer Corporation to aid in the distribution of the Proxy and this Proxy Statement. The fees for these services will total approximately $1,000.

PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

      The persons named below are nominees for director to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified. The Bylaws provide that the authorized number of directors shall be determined by resolution of the Board of Directors or the stockholders, and shall be within the range of three to seven directors. The authorized number of directors is currently set at five directors. The Board of Directors has selected five nominees, all of whom are currently directors of the Company. Each person nominated for election has agreed to serve if elected. Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the nominees named below. The Proxies received by the Proxyholders cannot be voted for more than five directors and, unless otherwise instructed, the Proxyholders will vote such Proxies for the nominees named below. The five candidates receiving the highest number of affirmative votes of the shares of Common Stock entitled to vote at the Annual Meeting will be elected directors of the Company. As of the date of this Proxy Statement, neither the Board of Directors nor management are aware of any nominee who is unable to or will decline to serve as a director if elected. In the event the nominees are unable or decline to serve as directors at the time of the Annual Meeting, the Proxies will be voted for any nominees who may be designated by the present Board of Directors to fill the vacancy.

      No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company.

Directors and Nominees

      Information is set forth below concerning the incumbent directors, all of whom are also nominees for election as directors at the Annual Meeting, including the year in which each incumbent director was first elected as a director of the Company and, if not employed by the Company, the nominee’s principal occupation. Information regarding each nominee’s beneficial ownership of the Company’s Common Stock as of March 31, 2002 is set forth in “Principal Stockholders.” Each nominee has consented to being named in this Proxy Statement as a nominee for director and has agreed to serve as a director if elected. Ages are shown as of April 1, 2002.

Name	Age	Position with the Company

Paul W. Mikus	36	President, Chief Executive Officer and Chairman of the Board
Peter F. Bernardoni†*	42	Director
Robert F. Byrnes†*	57	Director
Benjamin Gerson, M.D.†*	54	Director
Michael J. Strauss, M.D.	48	Director

*	Member of the Compensation Committee.

†	Member of the Audit Committee.

      Paul W. Mikus has served as President and Chief Executive Officer and as Chairman of the Board since November 1995. From June 1995 to October 1995, he was President of Endocare when it was a division of Medstone International, Inc., a shockwave therapy company. From October 1994 to May 1995, he managed worldwide sales and marketing for Prosurg, Inc., a prostate therapy company. From July 1989 to September 1994, Mr. Mikus worked for Medstone International as Manager of Engineering. He serves on the board of directors of Sanarus Medical, Inc. Mr. Mikus has a B.S. degree in Electrical Engineering.

      Peter F. Bernardoni has served as a director since November 1995. Mr. Bernardoni has been a Vice President of Technology Funding, a venture capital firm, since 1991 and a partner since 1994. He currently serves on the board of directors of Genstar Therapeutics Corp, Innergy Power, Inc., Atherotec, Inc., Resolution Science, Prolinx, Inc. and Sanarus Medical, Inc. He holds a B.S. from the University of Santa Clara and an M.S. in mechanical engineering from Stanford University.

      Robert F. Byrnes has served as a director since August 1997. He has also served as Chief Executive Officer for Roan, Inc., a healthcare consulting and services company, since June 1997. From March 1996 until September 1997, he served as President and Chief Executive Officer of Matria Healthcare, Inc., a medical services company. He is on the board of directors of Tandem Medical, Advolife, Inc., Biomens, Inc., Thermage, Inc. and Pelvicare, Inc. He holds a B.S. from Ferris State University and an M.B.A. from Loyola University in Chicago.

      Benjamin Gerson, M.D. has served as a director since August 1997. Dr. Gerson has served as Clinical Professor of Pathology and Cellular Biology, and Clinical Professor of Medicine at Jefferson Medical College since 1999, and Adjunct Professor of Occupational Medicine at Boston University School of Medicine since 1999. Prior to that, Dr. Gerson was Professor of Pathology and Laboratory Medicine as well Professor of Pharmacology and Experimental Therapeutics at Boston University School of Medicine from 1987 to 1999. Dr. Gerson also serves as Senior Vice President for University Services, a position he has held since 1996. He is a member of the FDA Clinical Chemistry and Clinical Toxicology Devices Panel, Center for Devices and Radiological Health and previously has served as Chairman of this Panel. He obtained his M.D. from Thomas Jefferson University.

      Michael J. Strauss, M.D., M.P.H. has served as a director since February 1999. He has also served as Executive Vice President for PEM Technologies, Inc., a medical device company, since August 2001. He was a founder and officer of Covance Health Economics and Outcomes Services, Inc., a healthcare consulting company, from June 1988 through April 1999 and continues to serve as a consultant to the Company. Previously, Dr. Strauss served as Senior Associate and Principal of Lewin and Associates. He obtained his

M.D. at Duke University Medical School and an M.P.H. from the University of Washington School of Public Health. He serves on the board of directors of Cyberonics, Inc., PEM Technologies, Inc. and Kaiser’s Mid-Atlantic Permanente Medical Group.

Board Meetings and Committees

      During 2001, the Board held 12 meetings and took two separate actions by unanimous written consent. The Board of Directors has an Audit Committee and a Compensation Committee. Each incumbent director attended or participated in at least 75% of the aggregate of: (i) the total number of meetings held by the Board of Directors during fiscal 2001 and (ii) the total number of meetings held by all committees of the Board of Directors on which he served.

      The Board of Directors established the Audit Committee to: (i) make recommendations concerning the engagement of independent public accountants; (ii) review with the independent public accountants the plans for, and scope of, the audit procedures to be utilized and results of the audit; (iii) approve the professional services provided by the independent public accountants; (iv) review the independence of the independent public accountants; and (v) review the adequacy and effectiveness of the Company’s internal accounting controls. Messrs. Bernardoni and Byrnes and Dr. Gerson are members of the Audit Committee. The Audit Committee held six meetings and acted by unanimous written consent on one occasion during 2001.

      The Board of Directors adopted and approved a charter for the Audit Committee in June 2000, a copy of which is attached hereto as Schedule A. The Board of Directors has determined that all members of the Audit Committee are “independent” as that term is defined in the listing standards of the National Association of Securities Dealers.

      The Board of Directors established a Compensation Committee consisting of Messers. Bernardoni and Byrnes and Dr. Gerson, none of whom are employees of the Company. The Compensation Committee determines the compensation of the Company’s executive officers and administers the 1995 Stock Plan and the 1995 Director Option Plan. The Compensation Committee held three meetings and acted by unanimous written consent on five separate occasions during 2001.

Director Compensation

      The Company does not compensate its directors for their services as such. Directors, however, are reimbursed for their out-of-pocket expenses in attending Board meetings, and each of the Company’s non-employee Directors participates in the Director Plan.

      Under the automatic option grant program in effect under the Director Plan, each individual who was serving as a non-employee Board member (each, an “Outside Director”) prior to June 4, 1998, was automatically granted an option to purchase 10,000 fully vested shares of Common Stock upon his or her initial election or appointment as an Outside Director. On June 4, 1998, at the 1998 Annual Meeting of Stockholders, the Company’s stockholders approved an amendment to the Director Plan increasing the automatic option grant made to an Outside Director upon his or her initial appointment or election to the Board to 20,000 shares of Common Stock, which grant becomes exercisable in two equal annual installments over the Outside Director’s first two years of Board service. In addition, under the Director Plan, after such Outside Director’s initial appointment, he or she receives an automatic option grant each January 1, or the first day after January 1 on which national stock exchanges and The Nasdaq National Market are open for trading, to acquire 5,000 shares of Common Stock, provided that he or she has served on the Board for at least six months. The 5,000 share annual option grants become fully vested and exercisable on the first anniversary of the grant date, provided the Outside Director continues in Board service through such date.

      On January 3, 2001 and January 2, 2002, each Outside Director received the automatic 5,000 share option grant described above. All of the options granted to Outside Directors were granted at an exercise price equal to the fair market value of the Common Stock on the date the options were granted.

Recommendation of the Board of Directors

      The Board of Directors unanimously recommends that the stockholders vote FOR each of the five nominees listed herein.

PROPOSAL NO. 2

AMENDMENT TO STOCK PLAN

      The Company is requesting the stockholders to approve an amendment to its 1995 Stock Plan (the “Plan”) to modify the Plan’s automatic share increase feature by increasing the maximum yearly increase cap (the “Cap”) from 500,000 shares to 1,000,000 shares, beginning with the 2003 calendar year. The Plan’s automatic increase feature automatically increases, on the first trading day of each calendar year, the maximum number of additional shares that can be available for issuance under the Plan by an amount equal to 3% of the total number of shares of the Company’s Common Stock outstanding on the last trading day of the immediately preceding calendar year, subject to the Cap. The Cap currently limits the maximum yearly increase to 500,000 shares, even if 3% of the total number of shares of the Company’s Common Stock would be greater than 500,000 shares.

      Approval of the proposed amendments to the Plan will require the affirmative vote of a majority of the voting power of all outstanding shares of Common Stock present or represented by Proxy and entitled to vote at the Annual Meeting. On April 16, 2002, the Company’s Board of Directors adopted the currently proposed amendments to the Plan.

Reasons for the Amendments

      The proposed share increases to the Plan will help to insure that a sufficient reserve of Common Stock is available under the Plan to attract, retain and motivate the services of key executive officers, employees and directors, including employees of businesses acquired by the Company, essential to the Company’s long-term growth and success.

Summary of the 1995 Stock Plan, as Amended

      The following is a summary of the principal features of the Plan, including the amendment thereto, which will become effective upon stockholder approval of this Proposal No. 2, together with the applicable tax and accounting implications for the Company and the participants in the Plan. The summary, however, does not purport to be a complete description of all the provisions of the Plan and is subject to and is qualified in its entirety by the full text of the Plan, which is attached as Appendix B to this Proxy Statement.

      The purposes of the Plan are to attract, retain and motivate the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, consultants and outside directors and to promote the success of the Company’s business.

      Under the Plan, employees, consultants and outside directors (collectively referred to as “Participants”) providing services to the Company or to its subsidiaries may be granted options (“Options”) to purchase shares of Common Stock of the Company. Participants may also be granted rights to purchase shares of Common Stock directly (“Stock Purchase Rights”), without any intervening option grant, but those shares may be subject to repurchase on behalf of the Company should the Participant leave the Company’s service prior to vesting in those shares.

      As of April 16, 2002 (the date on which the Board of Directors approved the proposed amendment to the Plan), all full-time employees of the Company, including five executive officers, and four outside directors were eligible to participate in the Plan. The Plan permits the granting of both Options that qualify for treatment as incentive stock options (“Incentive Stock Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and/or Options that do not qualify as Incentive Stock Options (“Nonstatutory Stock Options”). Incentive Stock Options may only be granted to employees of the Company.

      The maximum number of shares for which any one Participant may be granted Options and Stock Purchase Rights under the Plan in any fiscal year of the Company is 100,000 shares in the aggregate. However, a Participant may be granted Options and Stock Purchase Rights up to an additional 100,000 shares in the year in which such Participant commences service with the Company.

      In the event of certain changes in the Company’s capitalization or structure, appropriate adjustments shall be made to (i) the number and kind of securities as to which Options and Stock Purchase Rights may subsequently be granted on both an aggregate and per Participant basis and (ii) the number and kind of shares and the exercise price per share in effect under each outstanding Option and Stock Purchase Right.

      The Plan is administered by the Compensation Committee appointed by the Board of Directors. To the extent possible and advisable, the members of the Compensation Committee will qualify both as (i) “outside directors” under Code Section 162(m) and as (ii) “non-employee directors” under Rule 16b-3 under the Exchange Act with respect to grants to individuals subject to those statutory provisions.

      The Compensation Committee has the authority, in its discretion to, (i) select the persons to whom Options and Stock Purchase Rights may be granted and the amount of such grants, (ii) determine the terms and conditions of any such grants, (iii) interpret the terms of the Plan and the grants under the Plan, (iv) prescribe, amend and rescind rules and procedures relating to the Plan, (v) amend each Option or Stock Purchase Right, including the authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan and (vi) make all other determinations deemed necessary or advisable for administering the Plan.

      All interpretations of the Plan by the Compensation Committee, and all of its actions hereunder, are binding on all persons for all purposes, to the maximum extent permitted by law.

      The purchase price of shares of Common Stock subject to each Option that is intended to qualify as an Incentive Stock Option shall be equal to or greater than the fair market value of such shares (110% of fair market value in the case of a holder of more than 10% of the Common Stock) on the date of grant of such Incentive Stock Option. The purchase price of any Nonstatutory Stock Option shall be determined by the Committee, but shall not be less than 85% of the fair market value of the Common Stock on the date of the grant. The fair market value of such shares for this purpose is the last sale price of the Common Stock on The Nasdaq National Market on the date of grant.

      Options generally vest in installments over the Participant’s period of service with the Company. In the case of the following events, the Options will automatically vest in full:

•	a dissolution, liquidation or sale of substantially all the Company’s assets;

•	any reorganization, merger or consolidation in which the Company does not survive or in which the Company’s shares outstanding immediately prior to the transaction are converted into other property; or

•	an acquisition of 50% or more of the Company’s stock.

      Options granted under the Plan may be exercised, to the extent vested, by the Participant by payment of the full purchase price therefor (i) in cash, (ii) by check, (iii) by surrender of outstanding shares of the Common Stock or (iv) by the delivery of an exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares of Common Stock and to deliver the sale proceeds directly to the Company to pay all or a portion of the exercise price of the Option and/or any income tax withholding obligations. The Company may also finance the Option exercise by loaning the Participant sufficient funds to pay the purchase price and the federal and state tax liability incurred in connection with such exercise.

      Incentive Stock Options are not transferable during the Participant’s lifetime, and may be transferred in the event of death only by will or the laws of descent and distribution. Nonstatutory Stock Options may, in connection with the Participant’s estate plan, be assigned in whole or in part during the Participant’s lifetime to one or more family members of the Participant or to a trust established exclusively for one or more such family members.

      Each Option shall terminate no later than ten years (five years in the case of an Incentive Stock Option issued to a holder of more than 10% of the Common Stock) from the date the Option is granted.

      Unless earlier terminated by the Board, the Plan shall terminate on October 30, 2005. The Board may at any time amend the Plan. However, no amendment or modification may be adopted without approval of a Participant holding an Option or Stock Purchase Right that would diminish the Participant’s rights under such Option or Stock Purchase Right.

Stock Awards

      The “Summary 2001 Compensation Table” in this Proxy Statement shows the number of shares of Common Stock subject to Options granted under the Plan to its current executive officers over the past three fiscal years. No Options have been granted and no Stock Purchase Rights have been issued to the Company’s executive officers during the period January 1, 2002 through March 31, 2002.

Federal Income Tax Consequences

      Based on current provisions of the Code and the existing regulations interpreting those Code provisions, the anticipated federal income tax consequences with respect to Options and Stock Purchase Rights granted under the Plan are as described below. The following discussion does not cover the state and local tax consequences.

      Incentive Stock Options. No taxable income is recognized by a Participant upon the grant or exercise of the Incentive Stock Option. Correspondingly, the Company is not entitled to an income tax deduction as the result of the grant or exercise of an Incentive Stock Option.

      Any gain or loss resulting from the sale of shares of Common Stock acquired upon exercise of an Incentive Stock Option will be long-term capital gain or loss if the sale is made after the later of:

• Two years from the date of its grant; or

• One year from the date of its exercise (“Exercise Date”).

      If the Common Stock is sold prior to the expiration of both of the holding periods (“Disqualifying Disposition”), the Participant will generally recognize ordinary income in the year of the sale in an amount equal to the difference between the exercise price of the option (“Option Price”) and the fair market value of the shares of Common Stock on the Exercise Date. The Company will be entitled to an income tax deduction equal to the amount taxable to the Participant. Any additional gain recognized by the Participant upon the Disqualifying Disposition will be taxable as a capital gain, either as long-term or short-term depending upon whether the shares of Common Stock have been held for 12 months or more (for long-term gain), or less than 12 months (for short-term gain), prior to the Disqualifying Disposition.

      The amount by which the fair market value (determined on the Exercise Date) of the shares of Common Stock purchased upon the exercise of an Incentive Stock Option exceeds the Option Price constitutes an item of tax preference that may be subject to alternative minimum tax in the year that the Incentive Stock Option is exercised, depending on the facts and circumstances.

      Nonstatutory Stock Options. No taxable income will be recognized by the Participant and the Company will not be entitled to a deduction at the time of the grant of a Nonstatutory Stock Option. Upon the exercise of a Nonstatutory Stock Option, the Participant will recognize ordinary income and the Company will be entitled to an income tax deduction in the amount by which the fair market value of the shares of Common Stock issued to the Participant at the time of the exercise exceeds the Option Price. This income constitutes “wages” with respect to which the Company is required to deduct and withhold federal income and employment taxes.

      Upon the subsequent disposition of shares of Common Stock acquired upon the exercise of a Nonstatutory Stock Option, the Participant will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the fair market value of the shares on the

Exercise Date. If the shares have been held for at least one year at the time of the disposition, the capital gain or loss will be long-term.

      Unvested Stock. A Participant who acquires unvested shares of Common Stock pursuant to a Stock Purchase Right generally will recognize ordinary income in the amount of the fair market value of those shares of stock when they are no longer unvested and subject to forfeiture (“Vesting Date”) over the amount the Participant paid for those shares. The Company will be entitled to deduct the amount which is so taxable to the Participant. With respect to the sale of the shares, the holding period for determining whether the Participant has long-term or short-term capital gain or loss generally begins on the Vesting Date, and the tax basis for the shares will generally be the fair market value of the shares on the Vesting Date.

      However, a Participant may make an election under Code Section 83(b) (“Section 83(b) Election”) no later than 30 days after the acquisition of the unvested shares to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of those shares (determined without regard to the restrictions) over the amount paid by the Participant. If the Participant makes a Section 83(b) Election, his or her holding period commences on the date of grant, and his or her tax basis is the fair market value of shares on the date of the grant. The Company will be entitled to deduct the amount (if any) so taxable to the Participant. However, if the shares are forfeited, the Participant will not be entitled to a deduction, refund, or loss for the amount previously included in income by reason of the Section 83(b) Election.

      Deductibility of Executive Compensation. Any compensation deemed paid by the Company in connection with the disqualifying disposition of Incentive Stock Option shares or the exercise of Nonstatutory Stock Options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m), provided the grant was approved by a committee exclusively comprised of two or more “outside directors.” Therefore, this compensation will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company, and accordingly, should be deductible by the Company without limitation under Code Section 162(m).

      Golden Parachute Rules. Code Section 280G provides that if certain executives receive payments that are made because of a change in control of the Company, then a portion of those payments will be (i) subject to a 20% excise tax imposed on the executives that receive such payments, and (ii) nondeductible by the Company. For this purpose, the acceleration of the vesting of stock options is treated as a payment.

      These adverse tax consequences only apply though, (i) if the total amount of the payments to such an executive equal or exceed 300% of his or her average annual compensation and (ii) to the extent that the payments actually exceed his or her average annual compensation.

Accounting Treatment

      Option grants or Stock Purchase Rights with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company’s earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest.

      Option grants or Stock Purchase Rights with an exercise or issue price equal to 100% of the fair market value of the shares on the grant or issue date will not result in any charge to the Company’s earnings.

      However, the fair value of all options granted must be disclosed in the notes to the Company’s financial statements, and the Company must also disclose, in pro-forma statements to the Company’s financial statements, the impact those options would have upon the Company’s reported earnings were the fair value of those options at the time of grant treated as compensation expense.

      The number of outstanding Options may be a factor in determining the Company’s earnings per share on a fully-diluted basis.

Stockholder Approval

      The affirmative vote of a majority of the outstanding voting shares of the Company present or represented by Proxy and entitled to vote at the Annual Meeting is required for approval of the amendments to the Plan. Should such stockholder approval not be obtained, then the amendment which is the subject of the Proposal will not be implemented. The Plan will, however, continue to remain in effect, and option grants and direct stock issuances may continue to be made pursuant to the provisions of the Plan in effect prior to the adoption of the amendment summarized in this Proposal.

Recommendation of the Board of Directors

      The Board of Directors unanimously recommends that stockholders vote FOR the amendment of the 1995 Stock Plan.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT AUDITORS

      The Company is asking the stockholders to ratify the Board of Directors’ selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002. Neither KPMG LLP nor any of its members has any relationship with the Company nor any of its affiliates, except in the firm’s capacity as the Company’s independent auditors.

      In the event the stockholders fail to ratify the selection, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the fiscal year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

      Representatives of KPMG LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of KPMG LLP.

Audit Fees

      The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company’s Forms 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 were $74,180.

Financial Information System Design and Implementation Fees

      KPMG LLP did not perform any services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for fiscal year 2001.

All Other Fees

      The aggregate fees billed by KPMG LLP for professional services other than as stated under the captions “Audit Fees” and “Financial Information System Design and Implementation Fees” above were $97,442. These fees were primarily for services rendered in connection with the Company’s SEC registration filings and with providing the Company with tax compliance services. The Audit Committee of the Board of Directors considers the provision of these services to be compatible with maintaining the independence of KPMG LLP.

Recommendation of the Board of Directors

      The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the selection of KPMG LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2002.

PROPOSAL NO. 4

OTHER MATTERS

      The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the Proxyholders to vote the shares of Common Stock represented by Proxy as the Board of Directors may recommend. By the execution of the enclosed Proxy, you grant discretionary authority to the Proxyholders with respect to such other matters.

PRINCIPAL STOCKHOLDERS

      The following table sets forth information known to the Company with respect to the beneficial ownership of its Common Stock as of March 31, 2002, unless otherwise noted, by:

•	each stockholder known to the Company to own beneficially more than 5% of its Common Stock;

•	each of the Company’s directors;

•	each of the Company’s Named Executive Officers listed in the “Summary 2001 Compensation Table” included in this Proxy Statement; and

•	all of the Company’s current directors and Named Executive Officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power relating to securities. Shares of Common Stock subject to options or convertible securities currently exercisable or exercisable within 60 days are deemed to be outstanding for computing the percentage of the person holding such securities and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to the community property laws where applicable, the persons or entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Except as otherwise noted below, the address of each person or entity listed on the table is 201 Technology Drive, Irvine, California 92618.

	Amount and
	Nature of
	Beneficial	Percentage
Name and Address	Ownership(1)	of Total

DIRECTORS AND EXECUTIVE OFFICERS
Paul W. Mikus(2)	737,083	3.1%
John V. Cracchiolo(3)	51,000	*
Jay J. Eum(4)	160,626	*
Kevin Quilty(5)	62,500	*
Holly H. Williams(6)	22,083	*
Vincent C. Cutarelli(7)	190,729	*
William R. Hughes(8)	257,812	1.1%
Peter F. Bernardoni(9)	627,457	2.7%
Robert F. Byrnes(10)	291,613	1.2%
Benjamin Gerson, M.D.(11)	35,000	*
Michael J. Strauss, M.D.(12)	55,000	*
All directors and Named Executive Officers as a group (11 persons)	2,490,903	10.5%
5% STOCKHOLDERS
Kern Capital Management, LLC(13)	1,772,100	7.5%
114 West 47th Street
New York, NY 10036
Entities affiliated with SAFECO Corporation(14)	1,737,640	7.4%
4333 Brooklyn Ave, NE
Seattle, WA 98185
Entities affiliated with RS Investment Management Co.(15)	1,648,050	7.0%
388 Market Street
San Francisco, CA 94111

	Amount and
	Nature of
	Beneficial	Percentage
Name and Address	Ownership(1)	of Total

Entities affiliated with FFC Partners(16)	1,443,533	6.1%
10 Glenville Street
Grenwich, CT 06831
The TWC Group, Inc.(17)	1,358,974	5.8%
865 South Figueroa Street
Los Angeles, CA 90017

*	Represents beneficial ownership of less than 1% of the outstanding shares of the Company’s Common Stock.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock relating to options or convertible securities currently exercisable, or exercisable within 60 days of March 31, 2002, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. As of March 31, 2002, there were 23,607,134 shares of Common Stock of the Company outstanding.

(2)	Includes 526,083 shares subject to options that are exercisable within 60 days after March 31, 2002.

(3)	Represents 51,000 shares subject to options that are exercisable within 60 days after March 31, 2002.

(4)	Represents 160,626 shares subject to options that are exercisable within 60 days after March 31, 2002.

(5)	Represents 62,500 shares subject to options that are exercisable within 60 days after March 31, 2002.

(6)	Represents 22,083 shares subject to options that are exercisable within 60 days after March 31, 2002.

(7)	Mr. Cutarelli resigned from his position as the Company’s Senior Vice President of Regulatory Affairs and Quality Assurance, effective on August 16, 2001.

(8)	Includes 31,812 shares subject to options that are exercisable within 60 days after March 31, 2002. Mr. Hughes resigned from his position as the Company’s Chief Financial Officer, effective on June 25, 2001.

(9)	Includes 592,457 shares held by Technology Funding Partners III, L.P., Technology Funding Venture Partners IV, an Aggressive Growth Fund, L.P. and Technology Funding Venture Partners V, a Aggressive Growth Fund, L.P. (collectively, the “Funds”) and 25,000 shares subject to options that are exercisable within 60 days after March 31, 2002. Mr. Bernardoni is an officer of Technology Funding, Inc. and a partner of Technology Funding, Ltd., each a general partner of the Funds. Mr. Bernardoni has sole voting and shared investment power with respect to all shares owned by the Funds, and therefore may be deemed to be beneficial owner of such shares.

(10)	Includes 5,000 shares subject to options that are exercisable within 60 days after March 31, 2002.

(11)	Includes 25,000 shares subject to options that are exercisable within 60 days after March 31, 2002.

(12)	Includes 40,000 shares subject to options that are exercisable within 60 days after March 31, 2002.

(13)	Pursuant to a Schedule 13G filed on March 7, 2002 with the SEC, Kern Capital Management, LLC reported sole voting power and sole dispositive power over 1,772,100 shares and disclaimed any beneficial ownership over the securities of the Company held by Robert E. Kern and David G. Kern, the principal and controlling members of Kern Capital Management, LLC.

(14)	Pursuant to a joint Schedule 13G filed on January 18, 2002 with the SEC, as of January 11, 2002: (i) SAFECO Common Stock Trust reported that it had shares voting and dispositive power over 1,072,200 shares; (ii) SAFECO Asset Management Company reported that it had shares voting and dispositive power over 1,612,240 shares and disclaimed any beneficial ownership over 1,597,240 of the shares reported on the joint Schedule 13G which were beneficially owned by registered reporting companies for which SAFECO Asset Management Company serves as an advisor; and (iii) SAFECO Corporation reported shared voting and dispositive power over 1,737,640 shares and disclaimed beneficial ownership over 1,722,640 of the shares reported on the joint Schedule 13G which were owned by registered reporting companies for which a subsidiary of SAFECO Corporation serves as an advisor, and by employee benefit plans for which SAFECO Corporation is a plan sponsor.

(15)	Pursuant to a Schedule 13G filed on February 15, 2002 with the SEC by RS Investment Management Co., LLC, voting and dispositive power over the listed shares may be deemed shared among RS Investment Management, Inc., RS Emerging Growth Fund and RS Investment Management Co., LLC by reason of corporate relationships. Each such beneficial owner has the same address as that set forth above for RS Investment Management Co., LLC.

(16)	Pursuant to a Schedule 13G filed on April 1, 2002 with the SEC: (i) FFC Partners I, L.P. reported sole voting power over 1,386,186 shares and sole dispositive power over 1,331,204 shares (FFC Partners I, L.P. has no dispositive power over 54,982 shares held in escrow); (ii) FFC Executive Partners I, L.P. reported sole voting power over 57,347 shares and sole dispositive power over 55,072 shares (FFC Executive Partners I, L.P. has no dispositive power over 2,275 shares held in escrow); and (iii) Ferrer Freeman & Company, LLC reported that it is a general partner of FFC Partners I, L.P. and may be deemed to be the beneficial owner of the indicated shares.

(17)	Pursuant to a Schedule 13G filed on March 11, 2002 with the SEC, as of March 7, 2002, The TWC Group, Inc. reported shares voting and dispositive power over 1,358,974 shares.

EXECUTIVE OFFICERS

      The executive officers of the Company as of April 1, 2002 are as follows:

Name	Age	Position

Paul W. Mikus	36	President, Chief Executive Officer and Chairman of the Board
John V. Cracchiolo	45	Chief Operating Officer, Chief Financial Officer and Secretary
Jay J. Eum	38	Chief Technology Officer
Kevin Quilty	48	Senior Vice President, Sales and Marketing
Holly H. Williams	35	Vice President, Human Resources, General Counsel and Assistant Secretary

      Paul W. Mikus has served as President and Chief Executive Officer and as Chairman of the Board since November 1995. From June 1995 to October 1995, he was President of Endocare when it was a division of Medstone International, a shockwave therapy company. From October 1994 to May 1995, he managed worldwide sales and marketing for Prosurg, Inc., a prostate therapy company. From July 1989 to September 1994, Mr. Mikus worked for Medstone International as Manager of Engineering. He serves on the board of directors of Sanarus Medical, Inc. Mr. Mikus has a B.S. degree in Electrical Engineering.

      John V. Cracchiolo joined the Company in June 2001 as Chief Operating Officer, Chief Financial Officer and Secretary. Prior to joining the Company, Mr. Cracchiolo worked for QuadraMed Corporation, a healthcare information technology company, where he served as President and Chief Operating Officer from May 1998 to June 2000, and as Executive Vice President, Chief Financial Officer and Secretary from May 1995 to May 1998. Prior to that, Mr. Cracchiolo worked for PSICOR, Inc., a healthcare services company, serving as its Chief Financial Officer from February 1993 to May 1995, and its corporate Controller from May 1989 to February 1993. Mr. Cracchiolo holds a B.S. in Business Administration from California State University, Long Beach and is a Certified Public Accountant.

      Jay J. Eum has served as Chief Technology Officer since January 2001. He previously served as Vice President of Research and Development from January 1999 to January 2001, as Director of Research and Development from September 1996 to January 1999 and as Senior Engineer in the research and development department from February 1996 to September 1996. Mr. Eum previously served as Senior Engineer for Cardiac Science, a developer and marketer of medical devices and software, from October 1994 to February 1996. Prior to that time, he served as Senior Software Engineer for Medstone International from September 1991 to October 1994 when Endocare was a division of Medstone International. He has a B.S. degree in Electrical Engineering from California State University, Fullerton and a Masters degree in Electrical Engineering from Kansas State University.

      Kevin Quilty joined the Company in February 2001 as Senior Vice President, Sales and Marketing. Prior to joining the Company, Mr. Quilty was the Executive Vice President of Sales and Operations of Pointshare Corporation, a health information company, from May 2000 until February 2001. From July 1998 until May 2000, he was Senior Vice President, Sales and Marketing of Paidos Health Management, a disease management company. Mr. Quilty joined QualilDx, a cancer diagnosis company, where he was Chief Executive Officer from 1997 to 1998 after spending approximately 12 years at Matria Healthcare, Inc., formerly Tokos Medical Corp., where he was Divisional Vice President from 1985 to 1997. Mr. Quilty has a B.S. degree in Political Science from the State University of New York at Oneonta.

      Holly H. Williams has served as Vice President, Human Resources and General Counsel since January 2001, after originally joining the Company in August 2000 as General Counsel. Prior to joining the Company, she was an attorney at the law firm of Robins, Kaplan, Miller & Ciresi LLP where she was an associate from August 1992 to December 1997 before becoming a partner in January 1998, a position she held until joining the Company in August 2000. While at her prior law firm, she specialized in business and employment law and intellectual property. Ms. Williams has a B.A. in Political Science and History from Loyola Marymount University and a J.D. from the University of Minnesota.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

      The following table sets forth summary information regarding the compensation earned by the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers whose salary and bonus for the fiscal year ended December 31, 2001 was in excess of $100,000 for their services rendered in all capacities to the Company. This table also sets forth summary information for two of the Company’s former executive officers who would have otherwise been includable in such table on the basis of salary and bonus earned for the 2001 fiscal year. The listed individuals shall be referred to in this Proxy Statement as the “Named Executive Officers.”

Summary 2001 Compensation Table

						Long-Term
						Compensation
						Award

		Annual Compensation				Securities
						Underlying	All Other
				Other Annual		Options/SARS	Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Compensation		(2)	(3)

Paul W. Mikus	2001	$200,000	$95,260	$32,575	(9)	—	$4,981
	2000	$200,000	$85,066	—		—	$4,380
	1999	$150,000	$67,406	—		40,000	$3,729
John V. Cracchiolo (4)	2001	$95,000	$18,429	—		350,000	—
Jay J. Eum	2001	$165,000	$85,705	$7,932	(10)	50,000	$5,518
	2000	$142,000	$55,217	—		50,000	$3,309
	1999	$135,000	$42,466	—		20,000	$364
Kevin Quilty(5)	2001	$150,545	$48,143	$2,100	(11)	200,000	—
Holly H. Williams(6)	2001	$120,000	$24,350	—		65,000	$5,452
Vincent C. Cutarelli(7)	2001	$94,326	$49,500	$1,079	(10)	—	$3,941
Former Senior Vice	2000	$150,000	$57,426	—		—	$5,691
President, Regulatory	1999	$140,000	$50,330	—		25,000	$4,278
Affairs/ Quality Assurance
William R. Hughes(8)	2001	$170,000	$56,100	$55,291	(12)	—	$5,700
Former Chief Financial	2000	$170,000	$62,777	—		—	$5,550
Officer	1999	$150,000	$67,406	—		25,000	$5,384

(1)	Annual bonus amounts are earned and accrued for the fiscal year in which reported, but are paid after the close of that fiscal year. The 2000 totals in the column also include amounts paid pursuant to forgiveness of notes payable and accrued interest for Mr. Mikus, Mr. Eum, Mr. Cutarelli and Mr. Hughes of $31,066, $16,877, $16,929 and $16,877, respectively.

(2)	The Company does not grant Stock Appreciation Rights.

(3)	The 1999, 2000 and 2001 totals in the column reflect the value of Company contributions on behalf of each Named Executive Officer under the Company’s 401(k) Plan and group term life insurance. These amounts for the 1999, 2000 and 2001 fiscal years, respectively, were as follows: Paul W. Mikus: $3,474 and $255; $4,110 and $270; $4,711 and $270; Jay J. Eum: $120 and $244; $3,058 and $251; $5,250 and $268; Vincent C. Cutarelli: $3,500 and $788; $5,008 and $683; $3,510 and $431; and William R. Hughes: $5,000 and $384; $5,250 and $300; $5,250 and $450. These amounts for the 2001 fiscal year for Holly H. Williams were $5,250 and $202, respectively.

(4)	Mr. Cracchiolo joined the Company in June 2001 as Chief Operating Officer, Chief Financial Officer and Secretary.

(5)	Mr. Quilty joined the Company in February 2001 as Senior Vice President, Sales and Marketing.

(6)	Ms. Williams joined the Company in August 2000 as General Counsel and was first appointed Vice President, Human Resources in January 2001.

(7)	Mr. Cutarelli resigned as the Company’s Senior Vice President, Regulatory Affairs/ Quality Assurance on August 16, 2001.

(8)	Mr. Hughes resigned as the Company’s Chief Financial Officer on June 25, 2001.

(9)	This amount includes $25,975 in vacation payout and $6,600 for automobile allowance.

(10)	This amount represents vacation payout.

(11)	This amount represents an automobile allowance.

(12)	This amount includes $11,291 in vacation payout, $6,600 for automobile allowance and $37,400 for severance payment.

Stock Option Grants

      The following table sets forth information concerning each grant of stock options made during 2001 to each of the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at
					Assumed Annual Rates of
		Percent of Total	Exercise		Stock Price Appreciation For
	Number of Shares	Options Granted	Price		Option Terms($)(4)
	Underlying	to Employees in	Per Share	Expiration
Name	Options Granted(1)	Fiscal Year(2)	($/Share)(3)	Date	5%	10%

Paul W. Mikus	—	—	—	—	—	—
John V. Cracchiolo	300,000	29.90%	$13.75	06/24/2011	$2,594,190	$6,574,188
	19,044	1.90%	$14.00	06/25/2011	$167,673	$424,917
	22,332	2.23%	$13.75	06/24/2011	$193,112	$489,383
	8,624	0.86%	$14.00	06/25/2011	$75,930	$192,422
Jay J. Eum	17,408	1.73%	$5.125	04/02/2011	$55,834	$141,494
	32,592	3.25%	$5.125	04/02/2011	$104,944	$265,949
Kevin Quilty	42,571	4.24%	$5.125	04/02/2011	$136,541	$346,021
	132,429	13.20%	$5.125	04/02/2011	$426,830	$1,081,671
	25,000	2.49%	$5.125	04/02/2011	$80,577	$204,198
Holly H. Williams	15,411	1.54%	$5.125	04/02/2011	$49,429	$125,262
	29,589	2.95%	$5.125	04/02/2011	$95,275	$241,445
	20,000	1.99%	$17.64	07/19/2011	$221,874	$562,272
Vincent C. Cutarelli	—	—	—	—	—	—
William R. Hughes	—	—	—	—	—	—

(1)	All options become fully vested and exercisable upon (i) a dissolution, liquidation or sale of substantially all the Company’s assets, (ii) any reorganization, merger or consolidation in which the Company does not survive or in which the Company’s shares outstanding prior to the transaction are converted into other property or (iii) an acquisition of 50% or more of the Company’s stock. Prior to and in the absence of such merger, sale or acquisition, the options vest over a four-year period, with 25% to vest on the one year anniversary date and the remaining 75% to vest in equal monthly installments thereafter over the following three years. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee’s cessation of service with the Company. The shares subject to each option become exercisable only if vested.

(2)	Percentages are based on an aggregate of 1,003,400 options granted to employees of the Company during 2001.

(3)	The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state tax liability incurred in connection with such exercise. The optionee may be permitted, subject to the approval of the plan administrator, to apply a portion of the shares purchased under the option, or to deliver existing shares of Common Stock, in satisfaction of such tax liability.

(4)	The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option. The Company does not provide assurance to any named executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.

Aggregate Option Exercises in 2001 and Option Values at December 31, 2001

      The following table sets forth certain information concerning option exercises and holdings for the fiscal year ended December 31, 2001 with respect to each of the Named Executive Officers. No stock appreciation rights were exercised by the Named Executive Officers during such fiscal year, and no stock appreciation rights were held by them at the end of such fiscal year.

Aggregated Option Exercises and Fiscal Year-end Values

			Number of Shares Underlying		Value of Unexercised
			Unexercised Options as of		In-the-Money Options as of
	Number of		December 31, 2001		December 31, 2001(2)
	Shares Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul W. Mikus	175,000	$2,437,000	531,250	33,750	$8,921,632	$520,695
John V. Cracchiolo	—	—	51,000	299,000	$214,455	$1,250,378
Jay J. Eum	—	—	131,876	88,124	$1,992,473	$1,063,254
Kevin Quilty	—	—	—	200,000	—	$2,566,000
Holly H. Williams	—	—	5,000	80,000	$27,587	$666,638
William R. Hughes	226,000	$2,984,589	26,188	22,812	$399,491	$351,723
Vincent C. Cutarelli	190,729	$2,415,188	—	—	—	—

(1)	Based on the fair market value of the purchased option shares on the date of exercise, computed using the average high and low prices quoted on The Nasdaq National Market as of the date of exercise, less the option exercise price paid for those shares.

(2)	Based on the fair market value, computed using the average high and low prices on The Nasdaq National Market as of December 31, 2001 ($17.96 per share), less the exercise price payable upon exercise of such options.

Employment Contracts, Severance Agreements and Change of Control Arrangements

      The Company has not entered into employment or severance agreements with any of the Named Executive Officers.

      In connection with option grants, the Company has entered into stock option agreements with each employee holding one or more outstanding options under the 1995 Stock Plan, including its Named Executive

Officers, pursuant to which such options will automatically vest on an accelerated basis in the event of the following:

•	a dissolution, liquidation or sale of substantially all the Company’s assets;

•	any reorganization, merger or consolidation in which the Company does not survive or in which the Company’s shares outstanding immediately prior to the transaction are converted into other property; or

•	an acquisition of 50% or more of the Company’s stock.

Compensation Committee Interlocks and Insider Participation

      The Company’s Compensation Committee consists of Messrs. Bernardoni and Byrnes and Dr. Gerson, none of whom were at any time during fiscal 2001 or at any other time an Officer or employee of the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company’s Executive Officers and Board members who serve as Executive Officers or Board members of such other entities.

      The following reports of the Compensation Committee and the Audit Committee, references to the independence of the Audit Committee members, Audit Committee Charter and Stock Performance Graph should not be considered to be part of this Proxy Statement. Any current or future cross-references to this Proxy Statement in filings with the Securities and Exchange Commission under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, will not include the reports or graph reproduced below or the Audit Committee Charter.

Report of the Compensation Committee of the Board of Directors

      The Compensation Committee of the Board is comprised of Messrs. Bernardoni and Byrnes and Dr. Gerson, three non-employee Directors, who administer the Company’s executive compensation programs and policies. The Company’s executive compensation programs are designed to attract, motivate and retain the executive talent needed to maximize stockholder value in a competitive environment. The programs are intended to support the goal of increasing stockholder value while facilitating the business strategies and long-range plans of the Company. The following is the Compensation Committee’s report submitted to the Board addressing the compensation of the Company’s executive officers for fiscal 2001.

      Compensation Policy and Philosophy: The Company’s executive compensation policy is (i) designed to establish an appropriate relationship between executive pay and the Company’s annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers and (ii) based on the belief that the interests of the executives should be closely aligned with the Company’s stockholders. The Compensation Committee attempts to achieve these goals by integrating competitive annual base salaries and incentive bonuses with stock options granted under the Company’s 1995 Stock Plan. In support of this philosophy, a meaningful portion of executive compensation is placed at-risk and linked to the financial performance of the Company. The Compensation Committee believes that cash compensation in the form of salary and incentive bonuses provides Company executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management’s stake in the long-term performance and success of the Company. The Compensation Committee considers all elements of compensation and the compensation policy when determining individual components of pay. The Compensation Committee is responsible to the Board of Directors for ensuring that its executive officers are highly qualified and that they are compensated in a manner that furthers the Company’s business strategies and which aligns their interests with those of the Company’s stockholders.

      Executive Compensation Components: As discussed below, the Company’s executive compensation package is primarily comprised of base salary, incentive bonus and stock options.

      Base Salary and Annual Incentives: For fiscal year 2001, the Compensation Committee approved the base salaries of the executive officers based on salaries paid to executive officers with comparable responsibilities employed by companies with comparable businesses. The executive officer incentive bonus program is designed to reward executives for individual performance and contributions to the success of and overall growth and progress of the Company and the amounts granted to executive officers under the incentive bonus program are determined through consideration of the executive officer’s responsibilities and position with the Company in conjunction with the Company’s net sales and progress in the achievement of development milestones during the fiscal year. The Compensation Committee reviews executive officer salaries and bonus programs annually and exercises its judgment based on all the factors described above.

      Stock Options: Stock options encourage and reward effective management which results in long-term corporate financial success, as measured by stock price appreciation. Stock options to purchase 365,000 shares of Common Stock were granted to the Named Executive Officers and stock options to purchase 338,000 shares were granted to 42 other employees of the Company during 2001 under the Company’s 1995 Stock Plan. In addition, the Company granted stock options to purchase 300,000 shares of Common Stock to one of the Named Executive Officers outside of the Company’s 1995 Stock Plan. The number of options that each executive officer or employee was granted was based primarily on the executive’s or employee’s ability to enhance the Company’s long-term growth and profitability. The Compensation Committee believes that option grants afford a desirable long-term compensation method because they closely ally the interests of management with stockholder value and that grants of stock options are the best way to motivate executive officers to improve long-term stock market performance. The vesting provisions of options granted under the 1995 Stock Plan are designed to encourage longevity of employment with the Company and generally extend over a four-year period.

      Compensation of Chief Executive Officer: The Compensation Committee believes that Paul W. Mikus, the Company’s Chief Executive Officer, provides valuable services to the Company and his compensation should therefore be competitive with that paid to executives at comparable companies. Mr. Mikus was granted no stock options in 2001. His annual base salary for fiscal year 2001 was $200,000. In addition, Mr. Mikus received an annual incentive bonus of $95,260, which was paid after the close of the fiscal year. The factors which the Compensation Committee considered in setting his annual base salary and incentive bonus were his individual performance while he was President and Chief Executive Officer of the Company and pay practices of peer companies relating to executives of similar responsibility. The Compensation Committee also considered the Company’s net sales and progress in the achievement of development milestones during the fiscal year in setting Mr. Mikus’ incentive bonus in accordance with the terms of the Company’s bonus program.

      Internal Revenue Code Section 162(m): Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid in cash to the Company’s executive officers for the 2001 fiscal year did not exceed the $1.0 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid in cash to the Company’s executive officers for fiscal 2002 will exceed that limit. The 1995 Stock Plan has been structured so that any compensation paid in connection with the exercise of options grants under that plan will qualify as performance-based compensation, and therefore is not subject to the $1.0 million limitation.

COMPENSATION COMMITTEE

Peter F. Bernardoni
Robert F. Byrnes
Benjamin Gerson, M.D.

Board Audit Committee Report on Independent Auditors

      The following is the report delivered by the Audit Committee of the Company’s Board of Directors with respect to the principal factors considered by such Committee in its oversight of the accounting, auditing and financial reporting practices of the Company for fiscal year 2001.

      In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Company’s independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principals.

      In discharging its oversight responsibility as to the audit process, the Audit Committee has received from its independent auditors, KPMG LLP, the written disclosures and the letter describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

      The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

      The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001 with management and the independent auditors.

      Based on the above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the SEC.

AUDIT COMMITTEE

Peter F. Bernardoni
Robert F. Byrnes
Benjamin Gerson, M.D.

Stock Performance Graph

      The following graph compares the performance of the Company’s Common Stock over the five preceding fiscal years to the weighted average performance over the same period of the stock of companies included in (1) The Nasdaq Stock Market-U.S. Index, (2) the JP Morgan H & Q Healthcare-Excluding Biotechnology Index and (3) a new self-constructed peer group of companies selected by the Company. The Company is including the new self-constructed peer group this year because the Company has been informed that 2001 is the last year the JP Morgan H & Q Healthcare-Excluding Biotechnology Index will be available. The graph assumes $100 was invested at the close of trading on December 31, 1996 in the Company’s Common Stock and in each indices and that all dividends were reinvested. The Nasdaq Stock Market-U.S. Index tracks the aggregate price performance of equity securities of companies traded on The Nasdaq National Market. The JP Morgan H & Q Healthcare-Excluding Biotechnology Index consists of companies with a Standard Industrial Classification Code identifying them as healthcare companies. The new self-constructed peer group consists of: American Medical Systems Holdings, Inc., HealthTronics Surgical Services, Inc., Laserscope, Medstone International, Inc., North American Scientific, Inc., Theragenics Corporation and Urologix, Inc. The stockholder return shown on the graph below should not be considered indicative of future stockholder returns, and the Company will not make or endorse any predictions to future stockholder returns.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ENDOCARE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE JP MORGAN H & Q HEALTHCARE — EXCLUDING BIOTECHNOLOGY INDEX
AND A SELF-CONSTRUCTED PEER GROUP

*	$100 Invested on 12/31/96 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

	12/96	12/97	12/98	12/99	12/00	12/01

Endocare, Inc.	100.00	98.25	55.26	236.86	357.89	503.30
Nasdaq Stock Market (U.S.)	100.00	122.48	172.68	320.89	193.01	153.15
JP Morgan H & Q Healthcare — Excluding Biotechnology	100.00	119.17	144.80	126.51	197.91	195.23
Peer Group	100.00	132.07	90.90	57.65	59.73	82.40

RELATED PARTY TRANSACTIONS

      In October 1999, the Company entered into a strategic alliance with Sanarus Medical, Inc., a privately held medical device company, to commercialize its proprietary cryosurgical technology in the treatment of breast cancer, benign breast tumors and gynecological diseases. The terms of the related agreements included a 5% equity investment by the Company in Sanarus totaling $300,000. The Company also received a warrant to acquire at that time approximately 79% of Sanarus’ common stock in consideration for entering into a manufacturing, supply and license agreement. In June 2001, the Company provided a bridge loan to Sanarus in the principal amount of $250,000, which accrued interest at the rate of 8% per annum, compounded annually. This amount was subsequently repaid in July 2001 upon Sanarus’ receipt of additional equity financing. This financing, along with other financings by Sanarus, reduced the Company’s current ownership percentage to 2% and its potential maximum ownership percentage in Sanarus to approximately 22% on a fully-diluted basis. Mr. Bernardoni, a current member of the Company’s Board of Directors, is an officer of Technology Funding Inc. and a partner of Technology Funding Ltd., each of which is a general partner of specified funds that in the aggregate beneficially own more than 10% of the outstanding Series A Preferred Stock of Sanarus. Mr. Mikus and Mr. Bernardoni are also both currently members of the board of directors of Sanarus.

      The Company received a full recourse promissory note in the principal amount of $1,028,125 in November 1999 in connection with the issuance and sale of 175,000 shares of its Common Stock at the fair market value on the date of sale to Jerry W. Anderson, its former Senior Vice President, Sales and Marketing and current President of Advanced Medical Procedures, Inc., its wholly owned subsidiary. The note bears interest at 5.99% per annum, compounded semi-annually. Accrued and unpaid interest is payable annually each September and the principal is due and payable in one lump sum in September 2003. The amount outstanding as of December 31, 2001 was $1,168,419.

      In March 2001, the Company received a promissory note in the principal amount of $42,800 from Kevin M. Quilty. The note accrues interest at 4.8% per annum, compounded semi-annually, and is due and payable in one lump sum in March 2003. The amount outstanding under this note as of December 31, 2001 was $44,377.

      In March 2001, the Company received a promissory note in the principal amount of $42,800 from Holly Williams. The note receives interest at 4.8% per annum, compounded semi-annually, and is due and payable in one lump sum in March 2003. The amount outstanding under this note as of December 31, 2001 was $44,377.

      In June 2001, the Company entered into a consulting services agreement with Dr. Strauss, a current member of its Board of Directors, under which Dr. Strauss is entitled to receive 10,000 stock options under its 1995 Stock Option Plan for providing reimbursement consulting services.

      In June 2001, the Company entered into a change in employment status and settlement agreement and release with William R. Hughes, its former Chief Financial Officer. Under the agreement, Mr. Hughes is entitled to receive a total of $164,900 in connection with his continued employment with, and services to, the Company for a nine-month period to assist with the transition of its new Chief Financial Officer and Chief Operating Officer.

      The Company received a promissory note in the principal amount of $50,000 from Mr. Mikus in April 2001 and a promissory note in the principal amount of $22,500 from Mr. Mikus in August 2001. Mr. Mikus repaid the entire outstanding balances due under these promissory notes in September 2001.

      Under the terms of stockholder registration rights agreements between the Company and some of its stockholders, if the Company proposes to register any of its securities under the Securities Act for its own account, the parties to a registration rights agreement are entitled to notice of the registration and to include their shares of Common Stock in the registration. These registration rights are subject to limitations and conditions, including the rights of the underwriters of the offering to limit the number of shares included in any underwritten registration. In general, the Company is required to indemnify the holders of registrable securities under described circumstances and to bear the expense of the registrations, except for the selling stockholders’ pro rata portion of the underwriting discounts and commissions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

      Based solely upon the copies of Section 16(a) reports which the Company received from such persons or written representations from them regarding their transactions in the Company’s Common Stock, the Company believes that, during the period from January 1, 2001 through December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were met in a timely manner, with the exception of an inadvertent failure to file a Form 4 by Mr. Mikus to report his entering into a variable pre-paid forward contract relating to 150,000 shares of his Common Stock executed on August 6, 2001, which he subsequently reported on a Form 5.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

      Stockholder proposals that are intended to be presented at the Company’s 2003 Annual Meeting must be received no later than January 6, 2003, in order that they may be included in the proxy statement and form of proxy relating to that meeting, and must meet all the other requirements as specified in the Company’s Bylaws. In addition, the proxy solicited by the Board of Directors for the 2003 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than March 21, 2003.

ANNUAL REPORT

      A copy of the Annual Report of the Company for the 2001 fiscal year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

      The Company filed an Annual Report on Form 10-K with the SEC on or about March 29, 2002. The Company will mail without charge to stockholders, upon written request, a copy of the Form 10-K, including the financial statements, schedule and list of exhibits. Requests should be sent to Endocare, Inc., 201 Technology Drive, Irvine, California 92618, Attn: John V. Cracchiolo.

By Order of the Board of Directors

John V. Cracchiolo
Chief Operating Officer, Chief Financial Officer
and Secretary

Irvine, California

May 6, 2002

APPENDIX A

AUDIT COMMITTEE CHARTER

ENDOCARE, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

I.     Purpose

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Corporation’s independent accountants.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of the Charter.

II.     Composition

      The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     Meetings

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation’s financials consistent with IV.3 below.

IV.     Responsibilities and Duties

      To fulfill its responsibilities and duties the Audit Committee shall:

     Documents/ Reports Review

      1.     Review and update this Charter periodically, at least annually, as conditions dictate.

      2.     Review the organization’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

      3.     Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

     Independent Accountants

      4.     Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

      5.     Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

      6.     Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

     Financial Reporting Processes

      7.     In consultation with the independent accountants, review the integrity of the organization’s financial reporting processes, both internal and external.

      8.     Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

      9.     Consider and approve, if appropriate, major changes to the Corporation’s accounting principles and practices as suggested by the independent accountants or management.

     Process Improvement

      10.     Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

      11.     Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

      12.     Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

      13.     Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

     Ethical and Legal Compliance

      14.     Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

      15.     Review management’s monitoring of the Corporation’s compliance with the organization’s Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

      16.     Review, with the organization’s counsel, legal compliance matters including corporate securities trading policies.

      17.     Review, with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

      18.     Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

APPENDIX B

ENDOCARE, INC.

1995 STOCK PLAN

(As Amended and Restated Effective April 16, 2002)

      1.     Purposes of the Plan. The purposes of this Stock Plan are to:

(a) Attract and retain the best available personnel for positions of substantial responsibility;

(b) Provide additional incentives to Employees and Consultants; and

(c) Promote the success of the Company’s business.

      Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Committee at the time of grant. Stock Purchase Rights may also be granted under the Plan.

      2.     Definitions. As used herein, the following definitions shall apply:

(a) “Applicable Laws” means the legal requirements relating to the administration of stock option plans under federal and state corporate and securities laws and the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee appointed by the Board in accordance with Section 4 of this Plan.

(e) “Common Stock” means the Common Stock of the Company.

(f) “Company” means Endocare, Inc., a Delaware corporation.

(g) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services in a non-employee capacity and who is compensated for such services.

(h) “Continuous Status as an Employee, Consultant or Outside Director” means that the employment, consulting or director relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, at the end of the three (3)-month period measured from the ninety-first (91st) day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(i) “Director” means a member of the Board.

(j) “Disability” means total and permanent disability as defined in Code Section 22(e)(3).

(k) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows.

(i) If the Common Stock is admitted to trading or listed on a national securities exchange, Fair Market Value shall be the last reported sale price regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.

(ii) If not admitted to trading or listed on any national securities exchange, Fair Market Value shall be the last sale price on that day of the Common Stock reported on the Nasdaq National Market or the Nasdaq SmallCap Market (“Nasdaq Stock Market”) or, if no such reported sale takes place on that day, the average of the closing bid and ask prices on that day.

(iii) If not included on the Nasdaq Stock Market, Fair Market Value shall be the average of the closing bid and ask prices of the Common Stock on that day reported by the Nasdaq electronic bulletin board, or any comparable system on that day.

(iv) If the Common Stock is not included on the Nasdaq electronic bulletin board or any comparable system, Fair Market Value shall be the closing bid and ask prices on that day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

(n) “Family Member” means the Optionee’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouse, siblings, nieces, nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, a trust in which any of the foregoing individuals have more than a fifty percent (50%) beneficial interest, a foundation in which any of the foregoing individuals (or the Optionee) control the management of assets, and any other entity in which any of the foregoing individuals (or Optionee) own more than fifty percent (50%) of the voting interests.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(p) “Nonstatutory Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

(q) “Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement or Restricted Stock Purchase Agreement (whichever is applicable).

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Option” means a stock option granted pursuant to the Plan.

(t) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of this Plan.

(u) “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(v) “Optionee” means an Employee, Consultant or Outside Director who holds an outstanding Option or Stock Purchase Right.

(w) “Outside Director” means a Director who is not an Employee.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) “Plan” means this Endocare, Inc. 1995 Stock Plan.

(z) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of this Plan.

(aa) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to Common Stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of this Plan.

(bb) “Rule 16b-3” means Rule 16b-3 under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(cc) “Section 16(b)” means Section 16(b) of the Exchange Act.

(dd) “Share” means a share of the Common Stock.

(ee) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of this Plan, as evidenced by a Restricted Stock Purchase Agreement.

(ff) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3.     Stock Subject to the Plan.

      (a) Subject to the provisions of Section 13 of this Plan, the maximum aggregate number that may be issued under the Plan is four million, six hundred one thousand and nine (4,601,009) Shares. The Shares may be authorized but unissued, or reacquired Common Stock. Such share reserve includes:

(i) The one million (1,000,000)-Share increase authorized by the Board in April 1998, and approved by the stockholders on June 4, 1998 at the 1998 Annual Meeting;

(ii) The following additional Shares added to the reserve pursuant to the automatic increase provision of Section 3(b) below;

(A) Three hundred thirteen thousand (313,000) Shares in 1999;

(B) Three hundred thirty-seven thousand four hundred fifty (337,450) Shares in 2000;

(C) Four hundred fifty thousand five hundred fifty-nine (450,559) Shares in 2001; and

(D) Five hundred thousand (500,000) Shares in 2002.

      (b) The number of Shares available for issuance under the Plan shall automatically increase on the first trading day of each calendar year during the term of the Plan, beginning with the 2003 calendar year, by an amount equal to three percent (3%) of the total number of shares of the Corporation’s Common Stock outstanding on the last trading day of the immediately preceding calendar year, but in no event shall any such annual increase exceed one million (1,000,000) Shares.

      (c) If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

      4.     Administration of the Plan.

      (a) Procedure.

(i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to (A) Directors, Officers who are not Directors, and as to (B) Employees who are neither Directors nor Officers.

(ii) Administration With Respect to Directors and Officers Subject to Section 16(b). With respect to Option or Stock Purchase Right grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan under Rule 16b-3 or (B) a committee designated by the Board to administer the

Plan, which committee shall be constituted to comply with the rules under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan. Additionally, to the extent possible and advisable, the Committee shall be composed of “Outside Directors” as that term is used in Section 162(m) of the Code.

      (b) Administration With Respect to Other Persons. With respect to Option or Stock Purchase Right grants made to Employees or Consultants who are neither Directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

      (c) Powers of the Committee. Subject to the provisions of this Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Committee shall have the authority, in its discretion to:

(i) Determine the Fair Market Value of the Common Stock in accordance with Section 2(m) of this Plan;

(ii) Select the Employees, Consultants and Outside Directors to whom Options and Stock Purchase Rights may be granted hereunder;

(iii) Determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

(iv) Determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

(v) Approve forms of agreement for use under the Plan;

(vi) Determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

(vii) Construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(viii) Prescribe, amend and rescind rules and procedures relating to the Plan;

(ix) Modify or amend each Option or Stock Purchase Right (subject to the limits of Section 16 of this Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(x) Authorize any person to execute on behalf of the Company the Notice of Grant;

(xi) Determine the terms and restrictions applicable to Options and Stock Purchase Rights and any Restricted Stock; and

(xii) Take all other actions deemed necessary or advisable for administering the Plan.

      (d) Effect of Committee’s Decision. The Committee’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

      5.     Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees, Consultants and Outside Directors. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee, Consultant or Outside Director who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

      6.     Limitations.

      (a) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

      (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s employment, consulting or director relationship with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such employment, consulting or director relationship at any time, with or without cause.

      (c) The following limitations shall apply to grants of Options and Stock Purchase Rights to Participants:

(i) No Participant shall be granted in any fiscal year of the Company (commencing in fiscal year 1996) Options and Stock Purchase Rights to purchase more than one hundred thousand (100,000) Shares;

(ii) In connection with his or her initial employment by the Company or a Parent or Subsidiary, a Participant may be granted Options and Stock Purchase Rights to purchase up to an additional one hundred thousand (100,000) Shares which shall not count against the limit set forth in Subsection (i) immediately above; and

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13 of this Plan.

      (d) In the event that the date of grant of an Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the Option.

      7.     Term of Plan. The Plan became effective on October 31, 1995. It shall continue in effect for a term of ten (10) years (October 30, 2005) unless terminated earlier under Section 16 of this Plan. If the number of shares that can be issued under the Plan and/or the class of individuals eligible to receive Incentive Stock Options is changed, stockholder approval must again be obtained.

      8.     Term of Option. The term of each Option shall be stated in the Notice of Grant. However, in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary (determined using the constructive ownership rules of Section 424(d) of the Code), the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

      9.     Option Exercise Price and Consideration.

      (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee, subject to the following limits:

(i) In the case of an Incentive Stock Option:

(A) Granted to an Employee who, at the time the Incentive Stock option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; and

(B) Granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Committee, but in any event shall not be less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

      (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Committee shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Committee may specify that an Option may not be exercised until the completion of a service period.

      (c) Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. Such consideration may consist of:

(i) Cash;

(ii) Check;

(iii) Promissory note;

(iv) Other Shares which (A) have been owned by the Optionee for more than six months on the date of surrender and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) Delivery of exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares of Common Stock and to deliver the sale loan proceeds directly to the Company to pay all or a portion of the exercise price of the Option and/or any income tax withholding obligations;

(vi) Any combination of the foregoing methods of payment; or

(vii) Such other consideration and method of payment for the issuance of Shares selected by the Board of Directors that is permissible under Applicable Law.

      10.     Exercise of Option.

      (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Option Agreement.

      (b) An Option may not be exercised for a fraction of a Share.

      (c) An Option shall be deemed exercised when the Company receives (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Option Agreement and the Plan.

Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

      (d) Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (e) Termination of Employment, Consulting or Director Relationship. Upon termination of an Optionee’s Continuous Status as an Employee, Consultant or Director, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for three (3) months following the Optionee’s termination. In the case of an Incentive Stock Option, such period of time for exercise shall not exceed three (3) months from the date of termination. If, on the date of termination, the Optionee is not entitled to exercise the Option for all the Shares, then the Option shall immediately terminate with respect to the Shares covered by the unexercisable portion of such Option, and those Shares shall immediately revert to the Plan. If, after the date of Optionee’s termination, the Optionee does not, within the time specified in the Option, exercise his or her Option for all the Shares for which that Option is exercisable on such termination date, then the Option shall terminate with respect to those remaining Shares, and such Shares shall revert to the Plan.

      (f) Notwithstanding the above, in the event of an Optionee’s change in status from Consultant, Employee or Outside Director to another classification, an Optionee’s Continuous Status as an Employee, Consultant or Outside Director shall not automatically terminate solely as a result of such change in status. However, in such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option at the end of the three (3)-month period measured from the day of such change in status.

      (g) Disability of Optionee. In the event that an Optionee’s Continuous Status as an Employee, Consultant or Outside Director terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, the Optionee is not entitled to exercise the Option for all the Shares, then the Option shall immediately terminate with respect to the Shares covered by the unexercisable portion of such Option, and those Shares shall immediately revert to the Plan. If, after the date of Optionee’s termination, the Optionee does not, within the time specified in the Option, exercise his or her Option for all the Shares for which that Option is exercisable on such termination date, then the Option shall terminate with respect to those remaining Shares, and such Shares shall revert to the Plan.

      (h) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate nor by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise the Option for all the Shares, then the Option shall immediately terminate with respect to the Shares covered by the unexercisable portion of such Option, and those Shares shall immediately revert to the Plan. If, after Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not, within the time specified in the Option, exercise the Option for all the

Shares for which that Option is exercisable on the date of Optionee’s death, then the Option shall terminate with respect to those remaining Shares, and such Shares shall revert to the Plan.

      11.     Stock Purchase Rights.

      (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will offer a Stock Purchase Right under the Plan, it shall advise the Optionee in writing, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Optionee shall be entitled to purchase, the price to be paid, and the time within which the Optionee must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Committee.

      (b) Repurchase Option. Unless the Committee determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Optionee’s employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the Optionee and may be paid by cancellation of any indebtedness of the Optionee to the Company. The repurchase option shall lapse at the rate set forth in the Restricted Stock Purchase Agreement.

      (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each Optionee.

      (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the Optionee shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised.

      12.     Limited Transferability of Options. During the lifetime of the Optionee, Incentive Stock Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death. Nonstatutory Options shall be subject to the same restrictions, except that a Nonstatutory Option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for one or more such Family Members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

      13.     Adjustments.

      (a) In the event of any change in the capitalization of the Company affecting its Common Stock (e.g., a stock split, reverse stock split, stock dividend, recapitalization, combination, or reclassification), there shall be an adjustment to:

(i) The maximum number and/or kind of Shares that may be granted under this Plan;

(ii) The maximum number and/or kind of Shares for which any Participant may be granted Options and Stock Purchase Rights per fiscal year;

(iii) The number and/or kind of Shares covered by each outstanding Option or Stock Purchase Right; and

(iv) The exercise price per Share in respect of each outstanding Option or Stock Purchase Right.

      (b) The Committee may also make such adjustments in the event of a spin-off or other distribution of Company assets to stockholders (other than normal cash dividends).

      14.     Extraordinary Events.

      (a) The Plan as well as each outstanding Option and Stock Purchase Right shall terminate upon the occurrence of any of the following events (“Extraordinary Events”):

(i) The dissolution, liquidation, or sale of all (or substantially all) of the assets of the Company;

(ii) Any reorganization, merger, or consolidation in which the Company does not survive;

(iii) The acquisition by any person or group (as defined in Section 13D of the Exchange Act) of beneficial ownership of more than fifty percent (50%) of the Company Stock; or

(iv) Any reorganization, merger, or consolidation in which the Company does survive but the Shares outstanding immediately preceding the transaction are converted by virtue of the transaction into other property, whether in the form of securities, cash, or otherwise. However, in no case will an Extraordinary Event be deemed to have occurred as a result of a sale of stock to the Company or to a holding company established by the Company.

      (b) If an Extraordinary Event occurs, all Options shall become fully exercisable and all limitations, restrictions and repurchase rights applicable to any outstanding Restricted Stock shall terminate, and the Restricted Stock shall immediately vest upon the occurrence of such Extraordinary Event. Each Participant shall have the right to exercise any unexpired Option(s) and/or Stock Purchase Right prior to the Extraordinary Event. However, the effectiveness of any such exercise shall be:

(i) Conditioned upon:

(A) The Extraordinary Event actually occurring; and

(B) The Committee’s receipt of the notice of exercise within the time period established by the Committee; and

(ii) Delayed until immediately prior to the Extraordinary Event.

      15.     Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Committee makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Committee. The Notice of Grant shall be provided to each Optionee within a reasonable time after the date of such grant.

      16.     Amendment and Termination.

      (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

      (b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan, Option, or Stock Purchase Right shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Committee.

      17.     Conditions Upon Issuance of Shares.

      (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act as well as the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

      18.     Liability of Company.

      (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option or Stock Purchase Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Option or Stock Purchase Right shall be void with respect to such excess Optioned Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained.

      19.     Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

ENDOCARE, INC.

PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS, JUNE 11, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul W. Mikus and John V. Cracchiolo, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote, either on his or her own behalf or on the behalf of any entity or entities, at the Annual Meeting of Stockholders of Endocare, Inc., to be held on Tuesday, June 11, 2002, or at any postponements or adjournments thereof, as specified below with the same force and effect as the undersigned might or could do if personally present thereat. The undersigned revokes all previous Proxies and acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on June 11, 2002 and the Proxy Statement.

THIS PROXY CONFERS ON EACH PROXYHOLDER DISCRETIONARY AUTHORITY TO VOTE ON ANY MATTER AS TO WHICH A CHOICE IS NOT SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINATED DIRECTORS AND IN FAVOR OF THE OTHER PROPOSALS.

—   DETACH PROXY CARD HERE   —

Please Detach Here

—   You Must Detach This Portion of the Proxy Card   —
Before Returning it in the Enclosed Envelope

1.	To elect five (5) directors to the Board of Directors of the Company to serve during the ensuing year or until their successors are duly elected and qualified.	FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	EXCEPTIONS

Nominees:	Paul W. Mikus, Peter F. Bernardoni, Robert F. Byrnes, Benjamin Gerson, M.D. and Michael J. Strauss, M.D.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the “Exceptions” box and write that nominee’s name on the space provided below.)

EXCEPTIONS

2.	To approve an amendment to the Company’s 1995 Stock Plan to modify the automatic share increase feature under the Plan by increasing the maximum yearly increase cap from 500,000 shares to 1,000,000 shares, beginning with the 2003 calendar year.

FOR	AGAINST	ABSTAIN

3.	To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

FOR	AGAINST	ABSTAIN

4.	In accordance with the discretion of the Proxyholders, to act upon all matters incident to the conduct of the Annual Meeting and upon other matters as may properly come before the Annual Meeting.

CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

The Board of Directors recommends a vote FOR the directors listed above and a vote FOR each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. Unless otherwise specified by the undersigned, this Proxy will be voted FOR Proposals 1,2 and 3 and will be voted by the Proxyholder at his discretion as to any other matters properly transacted at the Annual Meeting or any postponements or adjournments thereof.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority.

Name

Signature

Dated:	, 2002

Note: If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.